Exhibit 3.7

BAY BANCORP, INC. CERTIFICATE OF CORRECTION

Bay Bancorp, Inc., a Maryland corporation having its principal office at 7151 Columbia Gateway Drive, Suite A, Columbia, Maryland 21046 (the “Corporation”), on behalf of itself and, as successor thereto by statutory merger, on behalf of Hopkins Bancorp, Inc., files this Certificate of Correction pursuant to Section 1-207 of the Maryland General Corporation Law (the “MGCL”) and hereby certifies that:

FIRST:            This Certificate of Correction corrects Articles of Merger (the “Original Articles”). The Original Articles effected the merger of Hopkins Bancorp, Inc., a Maryland corporation, with and into the Corporation, with the Corporation as the surviving Maryland corporation, pursuant to Subtitle 1 of Title 3 of the MGCL.

SECOND:        The names of the parties to the Original Articles are (a) Hopkins Bancorp, Inc. and (b) Bay Bancorp, Inc.

THIRD:            The Original Articles were filed for record with the State Department of Assessments and Taxation of Maryland on July 8, 2016.

FOURTH:        As previously filed, Paragraph (a) of Article SIXTH  of  the  Original Articles states:

(a)      The total number of shares of stock of all  classes  that  the Company has authority to issue is 10,000,000 shares, of which (i) 9,990,799 shares have been designated as common stock, par value $1.00 per share, and (b) 9,201 shares have been designated as Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $1.00 per share of common stock, having no par value, for an aggregate par value of $10,000,000.

FIFTH:            Paragraph (a) of Article SIXTH of the Original Articles is hereby corrected to state:

(a)       The total number of shares of stock of all classes that the Company has authority to issue is 20,009,201 shares, of which (i) 20,000,000 shares have been designated as common stock, par value $1.00 per share, and (ii) 9,201 shares have been designated as Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $1.00 per share, for an aggregate par value of $20,009,201.

SIXTH:          This Certificate of Correction does not:

(a)           alter the wording of any resolution which was adopted by the board of directors or the stockholders of a party to the Original Articles; or

(b)           make any other change or amendment which would not have complied in all respects with the requirements of the Maryland General Corporation Law at the time the Original Articles were filed; or

(c)       change the effective date of the Original Articles; or

(d)       affect any right or liability accrued or incurred before this filing, except that any right or liability accrued or incurred by reason of the error or defect being corrected shall be extinguished by this filing if the person having the right has not detrimentally relied on the original document.

IN WITNESS WHEREOF, Bay Bancorp, Inc. has caused this Certificate of Correction to be signed and acknowledged in its name and on its behalf by its President and Chief Executive Officer and witnessed and attested by its Secretary on this 23rd day of March, 2018, and such persons acknowledged the same to be the act of said corporation, and that to the best of their knowledge, information and belief, all matters and facts stated herein are true in all material respects and that this statement is made under the penalties of perjury.

ATTEST:	BAY BANCORP, INC.

/s/	By:	/s/	(SEAL)
Lori Mueller, Secretary	Name:	Joseph J. Thomas
	Title:	President & Chief Executive Officer

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IN WITNESS WHEREOF, Bay Bancorp, Inc., as successor by merger to Hopkins Bancorp, Inc., has caused this Certificate of Correction to be signed and acknowledged in the name and on behalf of Hopkins Bancorp, Inc. by the President and Chief Executive Officer of Bay Bancorp, Inc. and witnessed and attested by the Secretary of Bay Bancorp, Inc. on this 23rd day of March, 2018, and such persons acknowledged the same to be the act of Bay Bancorp, Inc., as successor by merger to Hopkins Bancorp, Inc., and that to the best of their knowledge, information and belief, all matters and facts stated herein are true in all material respects and that this statement is made under the penalties of perjury.

ATTEST:	HOPKINS BANCORP, INC.

By: Bay Bancorp, Inc., as successor by merger

/s/	By:	/s/	(SEAL)
Lori Mueller, Secretary	Name:	Joseph J. Thomas
	Title:	President & Chief Executive Officer